NEWS RELEASE

Exhibit 99.1

As previously announced, TDSTM will hold a teleconference Nov. 5, 2009 at 10:00 a.m. Chicago time. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com.

Contact:  Jane W. McCahon, Vice President, Corporate Relations

               (312) 592-5379 jane.mccahon@teldta.com

               Julie D. Mathews, Manager, Investor Relations

               (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS THIRD QUARTER 2009 RESULTS

Completes stock repurchase program early

Note: Comparisons are year over year unless otherwise noted.

3Q 2009 Highlights

Enterprise/TDS Corporate

▪    Operating revenues were $1,258.7 million.

▪    Repurchased 1,149,046 TDS special common shares and 1,484,421 common shares for a total of $73.9 million.

Wireless/U.S. Cellular®

▪    Postpay net additions were 8,000; prepaid net losses were 14,000.

▪    Service revenues of $984.9 million, down 3 percent, due primarily to a $24.7 million decrease in inbound roaming revenues.

▪    Retail service ARPU (average revenue per unit) increased from $46.97 to $47.02.

▪    34 percent increase in data revenues, to $174.3 million, representing 18 percent of service revenues.  Data revenue per customer increased from $7.01 to $9.46.

▪    Postpay churn was 1.7 percent; postpay customers comprised 96 percent of retail customers.

▪    7 percent increase in cell sites in service, to 7,161.

Wireline/TDS Telecom®

▪    18 percent increase in ILEC high-speed data customers, to 202,100.

▪    14 percent increase in ILEC data revenues, to $26.2 million, representing 17 percent of ILEC revenues.

▪    ILEC equivalent access lines remained stable at 772,700, due in part to acquisitions; ILEC physical access lines decreased 5 percent to 539,400.

CHICAGO – Nov. 5, 2009 – Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,258.7 million for the third quarter of 2009, a decrease of 4 percent from $1,304.6 million in the comparable period one year ago.  Net income attributable to TDS and related diluted earnings per share were $35.6 million and $0.33, respectively, for the third quarter of 2009, compared to $101.2 million and $0.87, respectively, in the comparable period one year ago. In the third quarter of 2008, TDS recorded a $31.7 million pre-tax gain on disposition of investments related to Rural Cellular Corporation.

“TDS made progress on several strategic fronts this quarter,” said LeRoy T. Carlson, Jr., TDS president and CEO. “Both U.S. Cellular and TDS Telecom continued to achieve strong growth in data revenues. While total revenues were down slightly, aggressive marketing and promotional programs at U.S. Cellular were well-received by customers, and TDS Telecom continued to drive sales of bundled services. Backed by TDS’ strong financial foundation, both businesses are investing in new technologies and network infrastructure to support future growth and to promote customer loyalty.

“U.S. Cellular accelerated the expansion of its 3G network, now reaching approximately 75 percent of its customer base,” continued Carlson. “This network enhancement will further promote the already robust growth in smartphone sales, messaging and data applications. The company is also making headway on the initial stages of long-term initiatives that are designed to spur customer growth and enable more targeted marketing and sales programs, while increasing efficiency. These initiatives will be a major focus for U.S. Cellular in 2010 and beyond.

“TDS Telecom continues to build its portfolio of broadband services and products for residential and commercial customers,” added Carlson. “The company is driving strong sales of triple play bundles of voice, broadband and DISH Network™ services, and enhancing its hosted solutions for commercial customers. Broadband penetration of TDS Telecom’s ILEC customer base is currently 37 percent, which leaves substantial room for future growth.

“And, as part of our ongoing efforts to increase shareholder value, TDS recently completed its second $250 million stock repurchase program, well ahead of schedule. Between June 2007 and October 2009, TDS repurchased more than 14 million shares, representing approximately 12 percent of shares outstanding.”

Guidance

Guidance for the year ending Dec. 31, 2009 is as follows. There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular 2009 guidance as of Nov. 5, 2009 remains unchanged from Aug. 6, 2009 and is as follows:

Service revenue	$3,900-$3,950 million
Operating income(1)	$300-$375 million
Depreciation, amortization and accretion(1)	Approx. $600 million
Capital expenditures	Approx. $575 million

TDS Telecom (ILEC and CLEC) 2009 guidance as of Nov. 5, 2009 is as follows:

Operating revenues	$775-$800 million
Operating income (1)(2)	$80-$95 million
Depreciation, amortization and accretion (1)(2)	Approx. $170 million
Capital expenditures	Approx. $125 million

(1)       Includes losses on disposals of assets.

(2)       Revised from guidance issued on Aug. 6, 2009

This guidance represents the views of management as of Nov. 5, 2009 and should not be assumed to be accurate as of any other date. TDS undertakes no legal duty to update such information, whether as a result of new information, future events or otherwise.

Stock repurchase summary

The following represents repurchases of both TDS common shares and TDS special common shares.

Repurchase Period	# Shares	Cost (in millions)
2009 (fourth quarter)	441,679	$13.4
2009 (third quarter)	2,633,467	$73.9
2009 (second quarter)	2,684,267	$73.9
2009 (first quarter)	504,026	$12.1
2008 (full year)	5,861,822	$199.6
2007 (full year)	2,076,979	$126.7
Total 2009, 2008 and 2007	14,202,240	$499.6

Conference call information

TDS will hold a conference call on Nov. 5, 2009 at 10:00 a.m. Chicago time.

•     Access the live call on the Conference Calls page of www.teldta.com or at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=2517092

•     Access the call by phone at 800/706-9695 (US/Canada) and use conference ID #38289990.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.teldta.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7.3 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of Sept. 30, 2009.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information, and more.

About U.S. Cellular®

United States Cellular Corporation, the nation’s fifth-largest, full-service wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 6.1 million customers in 26 states. The Chicago-based company employed 8,700 full-time equivalent associates as of Sept. 30, 2009. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow  its markets; the current credit crisis affecting financial markets, and its effects on the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS:  www.teldta.com

USM: www.uscellular.com

TDS Telecom: www.tdstelecom.com

4

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Total population
Consolidated markets (1)	85,118,000	83,726,000	83,726,000	83,014,000	82,875,000
Consolidated operating markets (1)	46,306,000	46,306,000	46,306,000	46,009,000	45,493,000
All customers
Total at end of period	6,131,000	6,155,000	6,243,000	6,196,000	6,176,000
Gross additions	386,000	317,000	404,000	395,000	367,000
Net additions (losses)	(24,000)	(88,000)	47,000	20,000	(18,000)
Market penetration at end of period
Consolidated markets (2)	7.2%	7.4%	7.5%	7.5%	7.5%
Consolidated operating markets (2)	13.2%	13.3%	13.5%	13.5%	13.6%
Retail customers
Total at end of period	5,705,000	5,711,000	5,770,000	5,707,000	5,674,000
Gross additions	351,000	286,000	366,000	352,000	325,000
Net postpay additions (losses)	8,000	(32,000)	60,000	41,000	12,000
Net prepay additions (losses)	(14,000)	(27,000)	3,000	(8,000)	(15,000)

Cell sites in service	7,161	7,043	6,942	6,877	6,716
Average monthly revenue per unit (3)	$53.49	$52.41	$52.54	$52.71	$54.59
Retail service revenue per unit (3) (5)	$47.02	$46.85	$46.78	$46.43	$46.97
Inbound roaming revenue per unit (3) (5)	$3.73	$3.35	$3.21	$4.25	$5.03
Other revenue per unit (3) (5)	$2.74	$2.21	$2.55	$2.03	$2.59
Postpay churn rate (4)	1.7%	1.7%	1.5%	1.6%	1.6%
Construction expenditures (000s)	$128,900	$91,200	$137,700	$190,000	$146,100

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)    Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)    Derived from Service revenues as reported in Financial Highlights for each respective quarter as follows:

Service revenue (000s)	$984,923	$974,755	$981,874	$976,952	$1,013,928
Components
Retail service revenue (000s)	865,867	871,209	874,098	860,503	872,397
Inbound roaming revenue (000s)	68,767	62,223	60,057	78,768	93,472
Other revenue (000s)	50,289	41,323	47,719	37,681	48,059

Divided by average customers (000s)	6,138	6,199	6,229	6,178	6,191
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$53.49	$52.41	$52.54	$52.71	$54.59
Retail service revenue per unit	$47.02	$46.85	$46.78	$46.43	$46.97
Inbound roaming revenue per unit	$3.73	$3.35	$3.21	$4.25	$5.03
Other revenue per unit	$2.74	$2.21	$2.55	$2.03	$2.59

(4)    Calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

(5)    Long-distance revenue was reclassified in the fourth quarter of 2008 from Other revenue to Retail service revenue and Inbound roaming revenue.  Previous quarters have been adjusted to reflect this change.

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
TDS Telecom
ILEC
Equivalent access lines (1)	772,700	775,800	777,100	776,700	773,700
Physical access lines (2)	539,400	548,000	556,800	566,200	568,900
High-speed data customers (3)	202,100	197,100	188,100	178,300	171,300
Managed IP stations (4)	1,500	1,200	1,000	600	500
Long-distance customers	356,500	354,100	348,900	347,000	346,600
Construction expenditures (000s)	$23,800	$26,200	$21,400	$50,200	$33,300
CLEC
Equivalent access lines (1)	364,100	372,300	381,000	393,000	402,600
High-speed data customers (3)	37,600	38,700	39,700	40,800	41,900
Managed IP stations (4)	9,600	6,400	4,100	2,100	600
Construction expenditures (000s)	$4,700	$5,700	$5,000	$7,200	$4,500

(1)	Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of managed IP stations.
(2)	Individual circuits connecting customers to a telephone company's central office facilities.
(3)	The number of customers provided high-capacity data circuits via various technologies, including digital subscriber line (“DSL”), managed Internet Protocol (“Managed IP”) and dedicated Internet circuit technologies.
(4)	The number of telephone handsets providing communications using packet networking technology.

Telephone And Data Systems, Inc.
Consolidated Statement of Operations Highlights
Three Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2009	2008	Amount	Percent
Operating revenues
U.S. Cellular	$1,058,300	$1,091,875	$(33,575)	(3)%
TDS Telecom	196,542	205,992	(9,450)	(5)%
All Other (1)	3,900	6,731	(2,831)	(42)%
	1,258,742	1,304,598	(45,856)	(4)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	849,651	819,600	30,051	4%
Depreciation, amortization and accretion	147,586	145,434	2,152	1%
Loss on asset disposals, net	3,371	6,884	(3,513)	(51)%
	1,000,608	971,918	28,690	3%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	131,439	130,944	495	—
Depreciation, amortization and accretion	41,746	39,036	2,710	7%
Loss on asset disposals, net	1,135	151	984	N/M
	174,320	170,131	4,189	2%
All Other (1)
Expenses excluding depreciation and amortization	3,185	6,840	(3,655)	(53)%
Depreciation and amortization	2,915	3,505	(590)	(17)%
Loss on asset disposals, net	51	65	(14)	(22)%
	6,151	10,410	(4,259)	(41)%

Total operating expenses	1,181,079	1,152,459	28,620	2%
Operating income (loss)
U.S. Cellular	57,692	119,957	(62,265)	(52)%
TDS Telecom	22,222	35,861	(13,639)	(38)%
All Other (1)	(2,251)	(3,679)	1,428	39%
	77,663	152,139	(74,476)	(49)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	23,334	22,566	768	3%
Interest and dividend income	3,461	8,617	(5,156)	(60)%
Gain on investments and financial instruments	—	31,997	(31,997)	N/M
Interest expense	(30,430)	(31,684)	1,254	4%
Other, net	1,030	383	647	N/M
Total investment and other income (expense)	(2,605)	31,879	(34,484)	N/M
Income before income taxes	75,058	184,018	(108,960)	(59)%
Income tax expense	27,793	61,024	(33,231)	(54)%
Net income	47,265	122,994	(75,729)	(62)%
Less: Net income attributable to noncontrolling interests, net of tax	(11,620)	(21,771)	10,151	47%
Net income attributable to TDS	35,645	101,223	(65,578)	(65)%
Preferred dividend requirement	(13)	(13)	—	—
Net income available to common	$35,632	$101,210	$(65,578)	(65)%

Basic weighted average shares outstanding	108,289	115,700	(7,411)	(6)%
Basic earnings per share attributable to TDS shareholders	$0.33	$0.87	$(0.54)	(62)%

Diluted weighted average shares outstanding	108,565	116,193	(7,628)	(7)%
Diluted earnings per share attributable to TDS shareholders	$0.33	$0.87	$(0.54)	(62)%

(1)	Consists of Suttle-Straus printing and distribution operations, corporate operations and intercompany eliminations.
N/M — Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
Nine Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2009	2008	Amount	Percent
Operating revenues
U.S. Cellular	$3,153,614	$3,190,323	$(36,709)	(1)%
TDS Telecom	591,804	619,492	(27,688)	(4)%
All Other (1)	12,447	18,235	(5,788)	(32)%
	3,757,865	3,828,050	(70,185)	(2)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	2,408,734	2,383,500	25,234	1%
Depreciation, amortization and accretion	423,851	433,222	(9,371)	(2)%
Loss on asset disposals, net	7,648	16,776	(9,128)	(54)%
	2,840,233	2,833,498	6,735	—
TDS Telecom
Expenses excluding depreciation, amortization and accretion	398,002	392,661	5,341	1%
Depreciation, amortization and accretion	125,272	117,615	7,657	7%
Loss on asset disposals, net	1,752	349	1,403	N/M
	525,026	510,625	14,401	3%
All Other (1)
Expenses excluding depreciation and amortization	14,826	17,049	(2,223)	(13)%
Depreciation and amortization	9,239	11,322	(2,083)	(18)%
Loss on asset disposals, net	69	65	4	6%
	24,134	28,436	(4,302)	(15)%

Total operating expenses	3,389,393	3,372,559	16,834	—
Operating income (loss)
U.S. Cellular	313,381	356,825	(43,444)	(12)%
TDS Telecom	66,778	108,867	(42,089)	(39)%
All Other (1)	(11,687)	(10,201)	(1,486)	(15)%
	368,472	455,491	(87,019)	(19)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	67,034	66,945	89	—
Interest and dividend income	8,435	35,818	(27,383)	(76)%
Interest expense	(92,780)	(108,634)	15,854	15%
Loss on investments and financial instruments	—	31,595	(31,595)	N/M
Other, net	1,504	2,086	(582)	(28)%
Total investment and other income (expense)	(15,807)	27,810	(43,617)	N/M
Income before income taxes	352,665	483,301	(130,636)	(27)%
Income tax expense	121,467	163,536	(42,069)	(26)%
Net income	231,198	319,765	(88,567)	(28)%
Less: Net income attributable to noncontrolling interests, net of tax	(53,814)	(57,298)	3,484	6%
Net income attributable to TDS	177,384	262,467	(85,083)	(32)%
Preferred dividend requirement	(38)	(39)	1	3%
Net income available to common	$177,346	$262,428	$(85,082)	(32)%

Basic weighted average shares outstanding	110,408	116,510	(6,102)	(5)%
Basic earnings per share attributable to TDS shareholders	$1.61	$2.25	$(0.64)	(28)%

Diluted weighted average shares outstanding	110,633	117,065	(6,432)	(5)%
Diluted earnings per share attributable to TDS shareholders	$1.60	$2.24	$(0.64)	(29)%

(1)	Consists of Suttle-Straus printing and distribution operations, corporate operations and intercompany eliminations.
N/M — Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	September 30,	December 31,
	2009	2008
Current assets
Cash and cash equivalents	$778,159	$777,309
Short-term investments	136,400	27,705
Accounts receivable from customers and other	541,211	516,849
Inventory	126,007	122,377
Other current assets	196,247	184,696
	1,778,024	1,628,936

Investments
Licenses	1,453,526	1,441,440
Goodwill	707,840	707,079
Customer lists	25,577	34,032
Investments in unconsolidated entities	219,760	205,768
Other investments	9,996	10,623
	2,416,699	2,398,942

Property, plant and equipment, net
U.S. Cellular	2,561,766	2,620,376
TDS Telecom	880,838	918,454
Other	30,265	30,094
	3,472,869	3,568,924

Other assets and deferred charges	65,583	55,614

Total assets	$7,733,175	$7,652,416

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2009	December 31, 2008

Current liabilities
Current portion of long-term debt	$15,126	$15,337
Accounts payable	297,249	319,575
Customer deposits and deferred revenues	170,493	174,101
Accrued interest	24,129	14,236
Accrued taxes	66,661	25,192
Accrued compensation	84,125	90,512
Other current liabilities	116,041	134,334
	773,824	773,287
Deferred liabilities and credits
Net deferred income tax liability	499,002	471,623
Other deferred liabilities and credits	384,032	368,045
	883,034	839,668

Long-term debt	1,620,979	1,621,422

Noncontrolling interests with mandatory redemption features	708	589

Equity
TDS stockholders' equity
Common Shares, par value $.01	571	571
Special Common Shares, par value $.01	634	634
Series A Common Shares, par value $.01	65	65
Capital in excess of par value	2,084,481	2,066,597
Treasury shares, at cost:
Common Shares	(206,244)	(163,017)
Special Common Shares	(462,788)	(350,091)
Accumulated other comprehensive loss	(12,951)	(16,812)
Retained earnings	2,370,595	2,229,540
Total TDS stockholders' equity	3,774,363	3,767,487

Preferred shares	845	852
Noncontrolling interests	679,422	649,111

Total equity	4,454,630	4,417,450

Total liabilities and equity	$7,733,175	$7,652,416

Telephone and Data System, Inc.
Balance Sheet Highlights
Three Months Ended September 30, 2009
(Unaudited, dollars in thousands)

	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
Cash and cash equivalents	$404,894	$28,336	$344,929	$—	$778,159
Affiliated cash investments	—	523,179	—	(523,179)	—
Short-term investments	180	136,220	—	—	136,400
Notes receivable—affiliates	—	—	253,582	(253,582)	—
	$405,074	$687,735	$598,511	$(776,761)	$914,559

Licenses, goodwill and customer lists	$1,945,511	$435,836	$(194,404)	$—	$2,186,943
Investment in unconsolidated entities	177,497	3,656	44,249	(5,642)	219,760
Other investments	4,247	2,307	3,442	—	9,996
	$2,127,255	$441,799	$(146,713)	$(5,642)	$2,416,699

Property, plant and equipment, net	$2,561,766	$880,838	$30,265	$—	$3,472,869

Notes payable—affiliates	$—	$253,582	$523,179	$(776,761)	$—

Long-term debt
Current portion	$10,088	$428	$4,610	$—	$15,126
Non-current portion	997,552	2,347	621,080	—	1,620,979
Total	$1,007,640	$2,775	$625,690	$—	$1,636,105

Preferred shares	$—	$—	$845	$—	$845

Construction expenditures
Quarter ended 9/30/09	$128,900	$28,500	$2,400	$—	$159,800
Nine months ended 9/30/09	$357,800	$86,800	$6,000	$—	$450,600

	TDS Telecom Highlights
	Three Months Ended September 30,
	(Unaudited, dollars in thousands)

			Increase (Decrease)
	2009	2008	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$46,462	$51,222	$(4,760)	(9)%
Data	26,166	22,964	3,202	14%
Network access	66,963	69,199	(2,236)	(3)%
Miscellaneous	10,068	9,604	464	5%
	149,659	152,989	(3,330)	(2)%
Operating expenses
Cost of services and products	50,352	47,337	3,015	6%
Selling, general and administrative expenses	41,397	40,311	1,086	3%
Depreciation, amortization and accretion	35,652	33,469	2,183	7%
Loss on asset disposals, net	1,072	78	994	N/M
	128,473	121,195	7,278	6%

Operating income	$21,186	$31,794	$(10,608)	(33)%

Competitive Local Exchange Carrier Operations
Revenues	$49,153	$54,690	$(5,537)	(10)%

Expenses excluding depreciation, amortization and accretion	41,960	44,983	(3,023)	(7)%
Depreciation, amortization and accretion	6,094	5,567	527	9%
Loss on asset disposals, net	63	73	(10)	(14)%
	48,117	50,623	(2,506)	(5)%

Operating income	$1,036	$4,067	$(3,031)	(75)%

Intercompany revenues	$(2,270)	$(1,687)	$(583)	(35)%
Intercompany expenses	(2,270)	(1,687)	(583)	(35)%
	—	—	—

Total TDS Telecom operating income	$22,222	$35,861	$(13,639)	(38)%

N/M — Percentage change not meaningful.

	TDS Telecom Highlights
	Nine Months Ended September 30,
	(Unaudited, dollars in thousands)

			Increase (Decrease)
	2009	2008	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$141,919	$153,723	$(11,804)	(8)%
Data	76,717	65,888	10,829	16%
Network access	201,912	210,008	(8,096)	(4)%
Miscellaneous	27,506	28,384	(878)	(3)%
	448,054	458,003	(9,949)	(2)%
Operating expenses
Cost of services and products	146,442	139,044	7,398	5%
Selling, general and administrative expenses	128,254	124,208	4,046	3%
Depreciation, amortization and accretion	107,040	100,595	6,445	6%
Loss on asset disposals, net	1,493	32	1,461	N/M
	383,229	363,879	19,350	5%

Operating income	$64,825	$94,124	$(29,299)	(31)%

Competitive Local Exchange Carrier Operations
Revenues	$150,435	$166,707	$(16,272)	(10)%

Expenses excluding depreciation, amortization and accretion	129,991	134,627	(4,636)	(3)%
Depreciation, amortization and accretion	18,232	17,020	1,212	7%
Loss on asset disposals, net	259	317	(58)	(18)%
	148,482	151,964	(3,482)	(2)%

Operating income	$1,953	$14,743	$(12,790)	(87)%

Intercompany revenues	$(6,685)	$(5,218)	$(1,467)	(28)%
Intercompany expenses	(6,685)	(5,218)	(1,467)	(28)%
	—	—	—

Total TDS Telecom operating income	$66,778	$108,867	$(42,089)	(39)%

N/M — Percentage change not meaningful.

Telephone and Data Systems, Inc.

Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
	(Dollars in thousands)
Cash flows from operating activities
Net income	$231,198	$319,765
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	558,362	562,159
Bad debts expense	78,941	59,452
Stock-based compensation expense	24,523	15,961
Deferred income taxes, net	25,935	(298,200)
Gain on investments and financial instruments, net	—	(31,595)
Equity in earnings of unconsolidated entities	(67,034)	(66,945)
Distributions from unconsolidated entities	51,668	51,224
Loss on asset disposals, net	9,469	17,190
Noncash interest expense	2,160	8,573
Excess tax benefit from stock awards	(5)	(1,832)
Other operating activities	(41)	(1,955)
Changes in assets and liabilities from operations
Accounts receivable	(102,137)	(82,857)
Inventory	(3,595)	(12,929)
Accounts payable	(29,401)	7,140
Customer deposits and deferred revenues	(3,609)	9,827
Accrued taxes	82,267	109,269
Accrued interest	9,893	5,528
Other assets and liabilities	(68,643)	(37,951)
	799,951	631,824

Cash flows from investing activities
Additions to property, plant and equipment	(450,594)	(485,028)
Cash paid for acquisitions and licenses	(15,242)	(336,259)
Cash received from divestitures	50	6,838
Proceeds from disposition of investments	—	259,017
Cash paid to settle derivative liabilities	—	(17,404)
Cash paid for short-term investments	(109,055)	—
Other investing activities	3,285	(832)
	(571,556)	(573,668)

Cash flows from financing activities
Issuance of notes payable	—	100,000
Repayment of notes payable	—	(100,000)
Repayment of variable prepaid forward contracts	—	(47,357)
Repayment of long-term debt	(2,507)	(8,296)
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	1,296	1,916
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	(119)	(1,286)
Excess tax benefit from stock awards	5	1,832
Repurchase of TDS Common and Special Common Shares	(152,918)	(111,769)
Repurchase of U.S. Cellular Common Shares	(24,283)	(23,146)
Dividends paid	(35,389)	(35,783)
Payment of debt issuance costs	(10,074)	—
Distributions to noncontrolling interests	(4,962)	(6,539)
Other financing activities	1,406	3,909
	(227,545)	(226,519)

Net increase (decrease) in cash and cash equivalents	850	(168,363)

Cash and cash equivalents
Beginning of period	777,309	1,174,446
End of period	$778,159	$1,006,083